ING USA Annuity and Life Insurance Company

ING USA is a stock company domiciled in Iowa (Hereinafter called We, Us and Our)

Combination Minimum Guaranteed Withdrawal Benefit and Death Benefit Rider

Rider Data Table

Contract Number	Rider Effective Date
[TST123456]	[04/30/2008]

Accepted Funds	Fixed Allocation Funds
[ING Lifestyle Moderate Portfolio	[ING VP Intermediate Bond Portfolio
ING Lifestyle Moderate Growth Portfolio	ING PIMCO Core Bond Portfolio
ING Lifestyle Growth Portfolio	ING American Fund Bond Portfolio]
ING Liquid Assets Portfolio
ING T. Rowe Price Capital Appreciation Portfolio
ING MFS Total Return Portfolio
ING Franklin Templeton Founding Strategy Portfolio
ING VanKampen Equity and Income Portfolio
ING Wisdom Tree Global High Yielding Equity Index Portfolio]

Minimum Fixed Allocation Fund Percentage
[20]% of Accumulation Value allocated to Non-Accepted Funds

Ratchet Dates	MGWB Base Step-up Factor
Any [Quarterly] Contract Anniversary	[1.04]

Lifetime Eligibility Age	Youngest Active	Maximum
[59½]	Spouse’s Age on	Annual
	Date Lifetime	Withdrawal
	Withdrawal	Percentage
Phase Begins
	[59 ½- 64	[4%

	65 – 69	5%
	70 – 79	6%
	80+ ]	7%]

Lifetime Income Plan Actuarial Basis	Lifetime Income Annuity Factors
[1.5]% interest per annum and [Annuity 2000 Mortality Table]	Age	Income
	Male 55, Female 55	[$35.17
	Male 60, Female 60	39.12
	Male 65, Female 65	44.35
	Male 70, Female 70	51.44
	Male 75, Female 75	61.27
	Male 80, Female 80	75.10
	Male 85, Female 85	94.56
	Male 90, Female 90	121.03]

MGWB Charge Rate	Maximum MGWB Charge Rate
[0.1875]%, deducted quarterly (annual rate [0.75]%)	0.375%, deducted quarterly (annual rate 1.50%)

Automatic MGWB Rebalancing Dates	Charge Lock Period
The Rider Effective Date and each [Annual] Contract Anniversary	The first [5] Contract Years following the Rider Effective Date following the Rider Effective Date

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Combination Minimum Guaranteed Withdrawal Benefit and Death Benefit Rider

The Contract to which this Combination Minimum Guaranteed Withdrawal Benefit and Death Benefit Rider
(this “Rider”) is attached is hereby modified by the provisions of this Rider. The Rider's provisions shall control when there is a conflict between this Rider and the Contract. Any capitalized terms not defined in this Rider shall have the meaning given to them in the Contract.

Benefits provided and charges assessed under the terms and conditions of this Rider are described below.
This Rider will remain in effect until terminated under the conditions described below.

Subject to certain terms and conditions, this Rider guarantees that a certain amount may be withdrawn annually, regardless of market performance and even if the Accumulation Value is zero, until the date of death of the last Active Spouse (as defined below) or the Rider is terminated. An enhanced Death Benefit is also provided.

1. IMPORTANT TERMS

An Active Spouse is the person/people upon whose life and age Rider benefits are determined. On the Rider
Date, there must be two Active Spouses who are married to each other and are either joint Owners or one
Active Spouse is an Owner and the other is the sole primary Beneficiary. The Annuitant must be an Active
Spouse. In order for an Active Spouse to maintain status as an Active Spouse, all of the following conditions must be met:

(1)	The person must be alive;

(2)	The person must be either an Owner or the sole primary Beneficiary on the Rider Date;

(3)	If the person is an Owner and is removed from being an Owner, the person must immediately become the sole primary Beneficiary; and

(4)	If the person is the sole primary Beneficiary and is removed from such designation, the person must immediately be named as an Owner.

Once a person loses status as an Active Spouse, the person may not regain status as an Active Spouse. No person can become an Active Spouse after the Rider Date. The Owner, in the case of single Ownership, may request that an Active Spouse no longer be deemed an Active Spouse by providing us notice at our Customer
Service Center in a form satisfactory to us. In the case of custodial Ownership, the custodial Beneficiary will be deemed to be the sole primary Beneficiary for purposes of this Rider. The beneficial Owner of a custodial
Contract must be the Annuitant and be married to the custodial Beneficiary. As used in this definition,
“married” has the meaning given to it under federal law.

An Annuity Option is a plan elected by you that determines the frequency, duration and amount of the
Annuity Payments. Annuity Options may also be referred to as Income Plans or Annuity Plans in this Rider and the Contract.

The Contract means the Contract to which this Rider is attached. The term Contract shall mean Certificate when the Rider is attached to a Certificate.

An Excess Withdrawal is any Partial Withdrawal, other than a request for the payment of Investment Advisory
Fees, before the youngest Active Spouse reaches the Lifetime Eligibility Age. An Excess Withdrawal during the Lifetime Withdrawal Phase is any Partial Withdrawal in a Contract Year exceeding the then current MAW.

Investment Advisory Fees are fees or charges paid to a registered investment advisor for advice provided on the selection and ongoing distribution of Accumulation Value among the funds underlying the Contract.

The Lifetime Withdrawal Phase begins as of the date of the first Partial Withdrawal occurring after the Rider
Effective Date that is on or after the date the youngest Active Spouse reaches the Lifetime Eligibility Age, other than a Withdrawal requested for the payment of Investment Advisory Fees.

The Maximum Annual Withdrawal or MAW is the maximum amount available for Withdrawal from the
Contract in any Contract Year without reducing the Rider benefit guarantees in future Contract Years.

The MGWB Base is a value used only for the purpose of calculating the MAW and the charge for this Rider.

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The MGWB Charge Rate is a percentage of the MGWB Base as of the last Business Day immediately prior to the date the MGWB Charge is deducted. The percentage is shown in the Rider Data Table.

MGWB Death Benefit is an amount payable to the Beneficiary under the terms of this Rider upon the death of the Owner if greater than and in lieu of any other Death Benefit otherwise payable under the Contract.

MGWB Periodic Payments are payments that occur after the Rider enters the Lifetime Automatic Periodic
Benefit Status.

Partial Withdrawals are transactions in which only a portion of the Accumulation Value is taken from the
Contract. Partial Withdrawals may also be referred to as Withdrawals and Partial Surrenders in this Rider and the Contract.

The Rider Effective Date is the date this Rider becomes effective. The Rider Effective Date is shown in the
Rider Data Table.

Variable Separate Account Divisions are subdivisions of the Variable Separate Account which are used to determine the allocation of the Contract’s assets within the Variable Separate Account. The Variable Separate
Account Divisions may also be referred to as Divisions or Variable Sub-accounts in this Rider and the
Contract.

2. INVESTMENT OPTION CLASSIFICATIONS

Accepted Funds, applicable to this Rider and existing on the Rider Effective Date, are shown in the Rider
Data Table. We may classify newly available investment options as Accepted Funds. We may reclassify an existing investment option as an Accepted Fund or remove such designation upon prior notice to you. Such reclassification will apply to amounts transferred or otherwise added to such investment option(s) after the date of change.

Non-Accepted Funds, applicable to this Rider, are all investment options designated as Fixed Allocation
Funds or Other Funds.

Fixed Allocation Funds, applicable to this Rider and existing on the Rider Effective Date, are shown in the
Rider Data Table. We may classify newly available investment options as Fixed Allocation Funds. We may reclassify an existing investment option as a Fixed Allocation Fund or remove such designation upon prior notice to you. Such reclassification will apply to amounts transferred or otherwise added to such investment option(s) after the date of change.

Other Funds, applicable to this Rider, are any investment options not designated as Accepted Funds or Fixed
Allocation Funds. We may classify newly available investment options as Other Funds. We may reclassify an existing investment option as an Other Fund or remove such designation upon prior notice to you. Such reclassification will apply to amounts transferred or otherwise added to such investment option(s) after the date of change. As discussed below in the “MGWB Rebalancing” section, Other Funds are subject to restrictions as to amounts which may be invested or transferred into them.

3. MGWB BASE

If this Rider is effective as of the Contract Date, the initial MGWB Base is the Initial Premium, excluding any
Credits, if applicable. If this Rider is added to the Contract after the Contract Date, the initial MGWB Base is equal to the Accumulation Value on the Rider Effective Date, excluding any Credits applied within the prior 36 months, if applicable.

Thereafter, the MGWB Base is calculated as follows:

(1)	On the Ratchet Date that is also a Contract Anniversary following each of the first 10 complete Contract Years this Rider is in force, if no Partial Withdrawals have occurred during the prior Contract Year, other than Partial Withdrawals for the payment of Investment Advisory Fees, the MGWB Base equals the greatest of:

	A.	The MGWB Base on the prior Contract Anniversary: i. Multiplied by the MGWB Base Step-up Factor shown in the Rider Data Table;

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	ii.	Plus any Premiums paid excluding any Credits thereon, if applicable, during the period beginning on the day after the prior Contract Anniversary and ending on that Ratchet Date;

	iii.	Minus any Partial Withdrawals requested for the payment of Investment Advisory Fees during the period beginning on the day after the prior Contract Anniversary and ending on that Ratchet Date;

	iv.	Minus any other Withdrawal adjustments occurring on that Ratchet Date;

B.	The current MGWB Base plus any Premiums paid excluding any Credits thereon, if applicable, on that Ratchet Date minus any Withdrawal adjustments occurring on that Ratchet Date; or

C.	The current Accumulation Value, excluding any Credits applied within the prior 36 months, if applicable.

For the purpose of the first calculation under this paragraph (1) if occurring on the Ratchet Date that is also the first Contract Anniversary following the Rider Effective Date and if the Rider Effective Date is the same as the Contract Date, the initial MGWB Base will be deemed to be the MGWB Base on the prior Contract
Anniversary.

(2)	On any Ratchet Date other than as specified in (1) above, the MGWB Base equals the greater of:

	A.	The current MGWB Base plus any Premiums paid excluding any Credits thereon, if applicable, on that Ratchet Date minus any Withdrawal adjustments occurring on that Ratchet Date; or

	B.	The current Accumulation Value excluding any Credits applied within the prior 36 months, if applicable.

(3)	On the day the Rider enters the Lifetime Withdrawal Phase, if not occurring on a Ratchet Date, the MGWB Base is set equal to the greater of:

	A.	The current MGWB Base; or

	B.	The Accumulation Value as of the previous Business Day, excluding any Credits applied within the prior 36 months, if applicable.

(4)	On any other date, the MGWB Base equals:

	A.	The MGWB Base on the previous day; plus

	B.	Any Premiums paid excluding any Credits thereon, if applicable, on that date; minus

	C.	Any Withdrawal adjustments occurring on that date.

Ratchet Dates are shown in the Rider Data Table.

4. LIFETIME WITHDRAWAL PHASE

This Rider will enter the Lifetime Withdrawal Phase on the day of the first Partial Withdrawal, other than a
Partial Withdrawal requested for the payment of Investment Advisory Fees, on or following the date the youngest Active Spouse attains the Lifetime Eligibility Age. The Rider will remain in the Lifetime Withdrawal
Phase until the earlier of:

(1)	The date the Contract is Surrendered or otherwise terminated, at which time this Rider will also terminate;

(2)	The Owner’s death (first Owner’s death if there are joint Owners), at which time the Rider will terminate and no further Rider benefits will be payable, unless the surviving spouse chooses to continue the Contract and Rider;

(3)	The Contract’s Annuity Commencement Date, at which time you may elect the Lifetime Income Annuity Option (as defined below) in lieu of one of the other Annuity Options available under the Contract;

(4)	The date the Accumulation Value is reduced to zero by an Excess Withdrawal, at which time the Rider will terminate and no further Rider benefits will be payable; and

(5)	The date the Accumulation Value is reduced to zero, other than by an Excess Withdrawal, at which time the Rider will enter the Lifetime Automatic Periodic Benefit Status.

Maximum Annual Withdrawal Calculation On the day the Rider enters the Lifetime Withdrawal Phase, the initial MAW is set equal to (1) multiplied by (2) where:

(1)	Is the applicable MAW Percentage, as shown in the Rider Data Table, based on the youngest Active Spouse’s age as of that day; and

(2)	Is the MGWB Base, after any calculations occurring on that day as set forth in Section 3 that would result in an increase to the MGWB Base.

Thereafter, while the Rider remains in the Lifetime Withdrawal Phase, the MAW is calculated as follows:

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(1)	On any Ratchet Date the MGWB Base is recalculated to equal the Accumulation Value, excluding any Credits applied within the prior 36 months, if applicable, as set forth in Section 3 of this Rider, the MAW will be recalculated to equal (A) multiplied by (B) if such recalculation results in an increase to the MAW, where:

	(A)	Equals the applicable MAW Percentage, as shown in the Rider Data Table, based on the youngest Active Spouse’s then current age; and

	(B)	Is the recalculated MGWB Base as of that Ratchet Date.

(2)	On any other date the MGWB Base is recalculated, the MAW will be recalculated to equal (A) multiplied by (B) where: (A)Is the then applicable current MAW Percentage; and (B)Is the recalculated MGWB Base as of that date.

5. WITHDRAWAL ADJUSTMENTS The amount of any Withdrawal adjustments will be calculated as follows:

(1)	For any Partial Withdrawals requested for the payment of Investment Advisory Fees prior to this Rider entering the Lifetime Withdrawal Phase, the Withdrawal adjustment applied to the MGWB Base will be the dollar amount of the Partial Withdrawal.

(2)	For any Excess Withdrawals requested, the Withdrawal adjustment to the MGWB Base will be applied on a pro-rata basis as described in the “Excess Withdrawals” section.

(3)	Any Partial Withdrawals that are not Excess Withdrawals requested while this Rider is in the Lifetime Withdrawal Phase, including Partial Withdrawals requested for the payment of Investment Advisory Fees, will have no impact to the MGWB Base.

Excess Withdrawals

On the date that any Excess Withdrawal occurs, an immediate pro-rata reduction will be applied to the MGWB Base. The proportion of any such pro-rata reduction will equal:

A

{B – (C – A)}

Where: A is the amount of the Excess Withdrawal; B is the Accumulation Value immediately prior to the
Withdrawal; and C is the total amount of the current Partial Withdrawal. This means the MGWB Base is reduced by the same percentage that the Accumulation Value is reduced by the Excess Withdrawal, rather than by the dollar amount of the Excess Withdrawal.

We will assess any applicable Market Value Adjustments or forfeiture of Credits on Withdrawals taken less than or equal to the MAW for the Contract Year. However, any Surrender Charges that may otherwise be applied to a Withdrawal taken less than equal to the MAW for the Contract Year will be waived.

For the purpose of determining whether the MAW has been exceeded, any applicable Market Value
Adjustments, Surrender Charges or forfeiture of Credits will not be applied to the Partial Withdrawal. However, for the purpose of determining the pro-rata reduction after an Excess Withdrawal, any applicable Market Value
Adjustment, Surrender Charges and forfeiture of Credits are considered part of the Partial Withdrawal.

If the Contract is required to satisfy the required minimum distribution rules of the Internal Revenue Code of
1986, as amended, Partial Withdrawals taken from this Contract to satisfy such rules (the “RMD”) that exceed the MAW for a specific Contract Year, will not be deemed Excess Withdrawals in that Contract Year, subject to the following:

(1)	If the Owner’s RMD for any calendar year, applicable to this Contract, is greater than the MAW, an additional Withdrawal amount (“AWA”) will be set equal to the portion of the RMD that exceeds the MAW. Otherwise, the AWA for that calendar year will be set equal to zero.

(2)	Any Withdrawals taken during the then current Contract Year will count first against the MAW for that Contract Year.

(3)	The amounts withdrawn in excess of the MAW will count first against any unused AWA calculated for the previous calendar year followed by any unused AWA calculated for the current calendar year.

(4)	Any unused AWA will be set to zero at the end of the second calendar year from which it is originally calculated.

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(5)	Withdrawals in excess of the MAW and unused accumulated AWA in the Contract are Excess Withdrawals and will reduce the MGWB Base on a pro-rata basis, which will result in a recalculation of the MAW as described above.

If an Owner dies after beginning to receive RMDs, an AWA will continue to be calculated for any Withdrawals that continue to the Beneficiary. If the Owner dies before beginning receipt of RMDs and Withdrawals are paid to the Beneficiary based on the life expectancy of such Beneficiary, an AWA will not be calculated for the difference between the MAW and any such life expectancy Withdrawals. Under no circumstances will an AWA be calculated for payments under a Contract that is not required to take an RMD. Recalculation of the MAW will not have any impact on the AWA during a Contract Year.

Unless specifically stated otherwise in this Rider, any provisions in the Contract establishing required minimum value remaining after a Partial Withdrawal are superseded and replaced by the provisions of this Rider.

Lifetime Income Annuity Option

If this Rider is in the Lifetime Withdrawal Phase on the Contract’s Annuity Commencement Date, you may
elect to receive lifetime income payments in lieu of one of other Annuity Options available under the Contract
(the “Lifetime Income Annuity Option”). If you choose one of the Annuity Options under the Contract, the amount of the Annuity Payments and any conditions imposed will be those listed in the Contract.

If the Lifetime Income Annuity Option is chosen for the life of two Active Spouses, payments are made to the person named in equal payments for as long as either Active Spouse is living. If the Lifetime Income Annuity
Option is chosen for the life of only one Active Spouse, payments are made to the person named in equal payments for as long as the Active Spouse on whose life the option is based is living. The amount of such payments is based on the sex and age of the Active Spouse(s) on whose lives the payments are based, on the
Annuity Commencement Date. Upon the death of the last Active Spouse on whose life the payments are based, all payments cease.

A table of minimum annual payment factors for certain ages (“Lifetime Income Annuity Factors”) for each
$1,000 applied under the Lifetime Income Annuity Option is shown in the Rider Data Table. Such factors are calculated using the Lifetime Income Annuity Plan Actuarial Basis shown in the Rider Data Table. Lifetime
Income Annuity Factors for other ages are available upon request. The Lifetime Income Annuity Option will never be less than the greater of those derived from the Lifetime Income Annuity Factors in this Rider and those based on the MAW for the same frequency, as of the Contract’s Annuity Commencement Date.

6. LIFETIME AUTOMATIC PERIODIC BENEFIT STATUS

If the Accumulation Value is reduced to zero (other than by an Excess Withdrawal) while the Rider is in the
Lifetime Withdrawal Phase, the Rider will enter the Lifetime Automatic Periodic Benefit Status and the MGWB
Periodic Payments will become payable. When the Rider enters the Lifetime Automatic Periodic Benefit
Status, the Contract is modified as follows:

(1)	The Contract will provide no further benefits other than as provided in this Rider;

(2)	Any other Riders attached to the Contract shall terminate unless specified otherwise in the Rider; and

(3)	No additional Premiums are accepted.

When this Rider is in the Lifetime Automatic Periodic Benefit Status, if the MAW exceeds the net Partial
Withdrawals for that Contract Year, including the Partial Withdrawal that caused the Rider to enter the Lifetime
Automatic Periodic Benefit Status, the excess of the MAW over such net Partial Withdrawals will be paid immediately to the Owner. If at the time this Rider enters the Lifetime Automatic Periodic Benefit Status you are receiving systematic Partial Withdrawals, the systematic Partial Withdrawals will continue until the remaining MAW for the Contract Year has been reached. After this Rider enters the Lifetime Automatic
Periodic Benefit Status, the Contract and this Rider will terminate when the last Active Spouse dies.

While in the Lifetime Automatic Periodic Benefit Status, the MGWB Periodic Payment is an annual amount equal to the MAW in effect on the date the Rider enters the Lifetime Automatic Periodic Benefit Status.
MGWB Periodic Payments will begin on the Contract Anniversary following the date the Rider enters the
Lifetime Automatic Periodic Benefit Status and will continue to be paid annually thereafter until the last Active
Spouse’s death. However, if at the time this Rider enters the Lifetime Automatic Periodic Benefit Status, you

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are receiving systematic Partial Withdrawals more frequently than annually, the MGWB Periodic Payments will be made at the same frequency, in equal amounts, such that the sum of the payments in each Contract Year will equal the annual MGWB Periodic Payment. Such MGWB Periodic Payments will occur on the same dates as the original systematic Partial Withdrawals would have occurred, rather than the Contract Anniversary following the date the Rider enters the Lifetime Automatic Periodic Benefit Status. If MGWB Periodic
Payments are disbursed after the last Active Spouse’s date of death, but before we are notified of such death, we reserve the right to recover, and you agree to repay to us, such MGWB Periodic Payments.

7. MGWB REBALANCING

If, on any MGWB Rebalancing Date (as defined below), the Accumulation Value in the Fixed Allocation Funds is less than the Minimum Fixed Allocation Fund Percentage, as shown in the Rider Data Table, of the total
Accumulation Value in Non-Accepted Funds, we will automatically rebalance the Accumulation Value allocated to Non-Accepted Funds to restore the Minimum Fixed Allocation Fund Percentage requirement.

MGWB Rebalancing Dates are defined as the following:

(1)	Each Automatic MGWB Rebalancing Date as shown in the Rider Data Table;

(2)	The day any Additional Premiums are allocated among Fixed Allocation Funds or Other Funds;

(3)	The day any transfer/reallocation among Fixed Allocation Funds or Other Funds occurs, whether automatic or specifically directed by you; and

(4)	The day of any Partial Withdrawal from Fixed Allocation Funds or Other Funds, other than Withdrawals made for the purpose of paying Rider charges or requested for the payment of Investment Advisory Fees.

Such rebalancing will occur, pro-rata, among Non-Accepted Funds and will be the last transaction processed on that date. No rebalancing will occur if you are entirely invested in Accepted Funds.

We may, at our discretion, reduce the Minimum Fixed Allocation Fund Percentage, or eliminate this requirement entirely, upon not less than 30 days prior notice to you. If any such change is made, rebalancing will occur on subsequent MGWB Rebalancing Dates, as necessary, to restore the new Minimum Fixed
Allocation Fund Percentage requirement, if applicable.

8. MGWB CHARGE

The MGWB Charge is deducted on each quarterly Contract Anniversary, in arrears, from the Accumulation
Value in the Variable Separate Account Divisions, in the same proportion that the total Accumulation Value in each Division bears to the total Accumulation Value in the Variable Separate Account. The MGWB Charge is
equal to the MGWB Base multiplied by the MGWB Charge Rate. The MGWB Charge Rate in effect on the
Rider Effective Date is stated in the Rider Data Table.

The MGWB Charge for this Rider will continue to be assessed as long as this Rider is in effect, unless the
Rider enters the Lifetime Automatic Periodic Benefit Status.

On any Ratchet Date during the Lifetime Withdrawal Phase upon which an increase to the MAW results, we may at our discretion increase the MGWB Charge Rate to equal the charge then in effect for new issues of this
Riders. However, the MGWB Charge Rate will never exceed the Maximum MGWB Charge Rate shown in the
Rider Data Table. We also guarantee that the MGWB Charge Rate will not increase during the Charge Lock
Period shown in the Rider Data Table.

If there is insufficient Accumulation Value in the Variable Separate Account, charges will be deducted from the
Fixed Allocation(s) nearest maturity. Any otherwise applicable Market Value Adjustments will not be applied to charges deducted from the Fixed Allocation(s).

If the Contract is terminated by Surrender, cancellation or application of the Accumulation Value to an Annuity
Option, the MGWB Charge for that portion of the current quarter completed will be deducted from the
Accumulation Value prior to termination of the Contract.

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9. CHANGE OF BENEFICIARY OR DEATH OF OWNER

Change of Beneficiary

You may change a designated beneficiary at any time. However, you must provide us notice at our Customer
Service Center in a form satisfactory to us. If an Active Spouse who is not also a joint Owner is removed as the sole primary Beneficiary, the change will result in such Active Spouse no longer being classified as an
Active Spouse. In such a case, this Rider will continue until the death of the remaining Active Spouse or otherwise pursuant to its terms.

Death of Owner

Upon the death of the Owner, the deceased Owner’s surviving spouse may continue the Contract as his or her own, as provided in the Contract. If the surviving spouse elects to continue the Contract, this Rider also continues, provided that both of the following conditions are met:

(1)	The surviving spouse is an Active Spouse; and

(2)	The surviving spouse becomes the Annuitant and sole Owner.

There will be no interruption of Rider benefits or charges when the preceding conditions are met and spousal continuation of this Rider occurs, subject to the rules below.

At the time of spousal continuation, on the date that the Accumulation Value is increased to include the applicable Death Benefit under the Contract or the MGWB Death Benefit, the MGWB Base will be recalculated to equal the greater of (1) or (2) where:

(1)	Is the then current Accumulation Value; and

(2)	Is the current MGWB Base.

If this Rider is in the Lifetime Withdrawal Phase at the time of spousal continuation, and the MGWB Base is recalculated to equal the then current Accumulation Value, as set forth above, we will also recalculate the
MAW to equal (1) multiplied by (2) where:

(1)	Is the applicable MAW Percentage, as shown in the Rider Data Table, based on the remaining Active Spouse’s then current age; and

(2)	Is the recalculated MGWB Base.

If this Rider is in the Lifetime Withdrawal Phase at the time of spousal continuation, and the MGWB Base remains at the same level as prior to the death of the Owner, the MAW will also remain at the same level as prior to the death of the Owner.

Regardless of the phase, this Rider will terminate upon the date of death of an Owner if spousal continuation is not possible. If spousal conditional is possible, but the surviving spouse chooses not to continue the Contract, this Rider will terminate when we receive notice at our Customer Service Center, in a form satisfactory to us, that an alternate distribution option has been chosen.

This Rider will terminate upon the date of death of the last Active Spouse.

10. MGWB DEATH BENEFIT

If this Rider is effective as of the Contract Date, the initial MGWB Death Benefit is the Initial Premium, excluding any Credits, if applicable. If this Rider is added to the Contract after the Contract Date, the initial
MGWB Death Benefit is equal to the Accumulation Value on the Rider Effective Date, excluding any Credits applied within the prior 36 months, if applicable. Thereafter, the MGWB Death Benefit equals:

(1)	The MGWB Death Benefit on the previous day; plus

(2)	Any premiums paid excluding any Credits thereon, if applicable, on that date; minus

(3)	Any Withdrawal adjustments occurring on that date.

The amount of any Withdrawal adjustments will be calculated as follows:

(1)	For any Partial Withdrawals requested for the payment of Investment Advisory Fees prior to this Rider entering the Lifetime Withdrawal Phase, the Withdrawal adjustment applied to the MGWB Death Benefit will be the dollar amount of the Partial Withdrawal.

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(2)	For any Excess Withdrawals requested, the Withdrawal adjustment to the MGWB Death Benefit will be applied on a pro-rata basis as described in the “Excess Withdrawals” section.

(3)	For any Partial Withdrawals requested while this Rider is in the Lifetime Withdrawal Phase that are not Excess Withdrawals, the Withdrawal adjustment applied to the MGWB Death Benefit will be the dollar amount of the Partial Withdrawal.

If the MGWB Death Benefit is greater than zero on the date the Rider enters the Lifetime Automatic Periodic
Benefit Status, the MGWB Death Benefit will be reduced by the dollar amount of each MGWB Period Payment until the earlier of:

(1)	The date the MGWB Death Benefit is reduced to zero, at which time coverage of the MGWB Death Benefit ends; or

(2)	The date of the last Active Spouse’s death, at which time the remaining MGWB Death Benefit will be paid to the Beneficiary.

Change of Owner

Except for the following specifically allowed transactions, any change in Ownership will cause this Rider to terminate and no benefits under this Rider will thereafter be payable:

(1)	A change of Ownership to an Active Spouse pursuant to spousal continuation as set forth in the “Death of Owner” section above;

(2)	A change of Ownership from one custodian to another custodian for the benefit of the same individual;

(3)	A change of Ownership from a custodian for the benefit of an individual to the same individual;

(4)	A change of Ownership from an individual to custodian for the benefit of the same individual;

(5)	Collateral assignments;

(6)	Addition of an Active Spouse as a joint Owner;

(7)	Removal of an Active Spouse from joint Ownership; and

(8)	A change in Ownership in which the Owner becomes the sole primary Beneficiary and the sole primary Beneficiary becomes the Owner, where both parties are Active Spouses.

Note that (3) and (7) above may result in an Active Spouse losing status as an Active Spouse, as detailed in the above sections.

11. MISSTATEMENT OF AGE, SEX OR MARITAL STATUS

If the age, sex or marital status used in determining any benefits provided by this Rider have been misstated, the amounts payable or benefits provided will be those that this Rider would have provided at the correct age, sex or marital status. We reserve the right to recover and you agree to repay to us the amounts overpaid plus interest at the annual rate stated in the Contract. We also reserve the right, alternatively, to recoup the amounts overpaid by reducing the MAW, future MGWB Periodic Payments, future payments under the
Lifetime Income Annuity Option or future Annuity Payments under an Annuity Option. If we make an underpayment due to a misstatement, the underpayment will be paid in one sum.

12. RIDER TERMINATION

This Rider may not be cancelled unless the Contract is Surrendered or otherwise terminated, other than as described in the “Lifetime Withdrawal Phase”, “Lifetime Automatic Periodic Benefit Status”, “Death of Owner”,
or “Change of Owner” sections.

This Rider has no Surrender value or other non-forfeiture benefits upon termination.

Signed;	/s/Joy M. Benner
Secretary

IU-RA-3078

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